UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 19, 2005, Rowan Companies, Inc. announced an agreement to sell it only semi-submersible rig, the Rowan-Midland, to ATP Oil & Gas Corporation for approximately $60 million in cash.  Payment for the rig will be made over a 15-month period and title will transfer at the conclusion of the payment period.  A press release of Rowan Companies, Inc. dated October 19, 2005 entitled "Rowan Announces Sale of Second Generation Semi-Submersible Rig" is attached at Exhibit 99.  Additionally, the Sale and Purchase Agreement, dated October 19, 2005 between Rowan Companies, Inc. and ATP Oil & Gas Corporation is attached at Exhibit 10.

Item 7.01. Regulation FD Disclosure

The following information is disclosed pursuant to Item 7.01 - Regulation FD Disclosure:

The Offshore and Land Rig Fleet Contract Status Reports for Rowan Companies, Inc., each as of October 24, 2005 is attached as Exhibit 99.2 and 99.3.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

10	Sale and Purchase Agreement - Rowan-Midland

99.1	Press release of Rowan Companies, Inc. dated October 19, 2005

99.2	Offshore Rig Fleet and Contract Status at October 24, 2005

99.3	Land Rig Fleet and Contract Status at October 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   ROWAN COMPANIES, INC.

            By: /s/ W. H. WELLS
   W. H. Wells,
   Vice President - Finance and Treasurer (Principal Financial Officer)

Dated: October 24, 2005

INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

10	Sale and Purchase Agreement - Rowan-Midland

99.1	Press release of Rowan Companies, Inc. dated October 19, 2005

99.2	Offshore Rig Fleet and Contract Status at October 24, 2005

99.3	Land Rig Fleet and Contract Status at October 24, 2005